                                                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 27, 1997, with respect to the consolidated financial statements of Glenborough Realty Trust Incorporated, the combined financial statements of the GRT Predecessor Entities, the consolidated financial statements of Glenborough Hotel Group, and the financial statements of Glenborough Inland Realty Corporation on Form 10-K for the year ended December 31, 1996, incorporated by reference into this Prospectus Supplement of Glenborough Realty Trust Incorporated.

We also consent to the inclusion of our report dated February 15, 1997, with respect to the financial statements of Atlantic Pacific Assurance Company Limited included on Form 10-K for the year ended December 31, 1996 of Glenborough Realty Trust Incorporated, incorporated by reference into this Prospectus Supplement.

We also consent to the inclusion of our report dated January 31, 1997, with respect to the statement of revenues and certain expenses of the E & L Properties, which report is included in this Prospectus Supplement.

We also consent to the inclusion of our report dated February 11, 1997, with respect to the statement of revenues and certain expenses of the CIGNA Properties, which report is included in this Prospectus Supplement.


ARTHUR ANDERSEN LLP



San Francisco, California
March 5, 1997